State of Delaware
Secretary of State
Division of Corporations
Delivered 12:05 PM 12/03/2010
FILED 12:05 PM 12/03/2010
SRV 101145160 - 4030981 FILE

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MIRANT CORPORATION

Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware

Mirant Corporation, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

FIRST: Article FIRST of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

FIRST: The name of the corporation is GenOn Energy Holdings, Inc. (hereinafter the "Corporation").

SECOND: The foregoing amendment was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 3rd day of December, 2010.

MIRANT CORPORATION

By: [signature]
Name: Allison Cunningham
Title: Assistant Secretary

1094373.01-D.C. Server 1A - MSW

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEWCO 2005 CORPORATION

Newco 2005 Corporation (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "DGCL"), does hereby certify:

1. The name of the Corporation is hereby changed from Newco 2005 Corporation to Mirant Corporation, and to effect such change, the heading and Section One of the Certificate of Incorporation of the Corporation be amended, insofar as they refer to the name of the Corporation, to read Mirant Corporation in lieu of Newco 2005 Corporation.

2. The amendment herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

3. The effective time of the amendment herein certified shall be 12:02 a.m. on January 3, 2006.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name this 30th day of December, 2005.

Name: Elizabeth B. Chandler
Title: Vice President & Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:26 PM 12/30/2005
FILED 04:26 PM 12/30/2005
SRV 051078203 - 4030981 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:30 PM 09/23/2005
FILED 12:30 PM 09/23/2005
SRV 050781037 - 4030981 FILE

Certificate of Incorporation

of

Newco 2005 Corporation

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that:

I. The name of the corporation is "Newco 2005 Corporation" (the "Corporation").

II. The registered office of the Corporation in the State of Delaware shall be located at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904. The registered agent of the Corporation at such address shall be National Registered Agents, Inc.

III. The purpose or purposes for which the Corporation is organized shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV. The Corporation shall be authorized to issue one thousand (1,000) shares of one penny ($0.01) par value capital stock, all of which shall be designated "Common Stock." The shares of Common Stock shall have unlimited voting rights and shall be entitled to receive all of the net assets of the Corporation upon dissolution or liquidation.

V. The Corporation shall have perpetual duration.

VI. The Board of Directors of the Corporation shall have the power to adopt, amend and repeal the Bylaws of the Corporation.

VII. To the fullest extent that the General Corporation Law of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty of care or other duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

VIII. The name and address of the Incorporator of the Corporation is Elizabeth B. Chandler, 1155 Perimeter Center West, Atlanta, Georgia 30338.

Dated: September 23, 2005

EB Chandler

Incorporator, Elizabeth B. Chandler